EXHIBIT 10.24

Agreement No.
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (the “Agreement”) is entered into by and between Tekelec, a California corporation with its principal place of business located at 5200 Paramount Parkway, Morrisville, NC 27560 (“Tekelec”), and Frank Plastina, residing at 306 Pond Bluff Way, Cary, NC 27513 (“Consultant”), and shall be effective as of January 4, 2011 (the “Effective Date”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tekelec and Consultant agree as follows:
     1. CONSULTANCY. Tekelec hereby retains Consultant, and Consultant hereby accepts such retention, to perform services to facilitate Tekelec’s transition to an interim President and CEO (the “Services”). Tekelec’s interim CEO shall determine, in his sole discretion, which Services are requested of Consultant, and Consultant shall confirm his availability, if any, in his sole discretion, to perform such services.
     2. COMPENSATION
          2.1 For Services. In consideration for Consultant’s performance of the Services, Tekelec agrees to compensate Consultant at the rate of $2,500 per day, for those days for which Services are requested. Tekelec shall reimburse Consultant for such actual and reasonable out-of-pocket expenses (e.g., transportation, lodging. meals and telecom expenses) that are directly incurred by Consultant in rendering Services hereunder. All claims for expenses shall be accompanied by receipts and documented in writing and subject to approval in accordance with Tekelec’s standard procedures as such exist from time to time. Tekelec agrees to reimburse Consultant for such expenses no later than sixty (30) days after Tekelec’s receipt of an invoice together with reasonable documentation evidencing such expenses.
          2.2 Invoicing. Except as otherwise provided for in Exhibit A, all invoices shall be payable within thirty (30) days after Tekelec’s receipt of an undisputed invoice from Consultant for Services performed, which invoices shall be provided on a monthly basis and shall set forth the Days of Services performed during the preceding month and a description in reasonable detail of the Services performed.
     3. TERMINATION.
          3.1 Term. This Agreement shall commence as of the Effective Date and terminate on February 28, 2011 (the “Term”).
          3.2 Termination. Either party may terminate this Agreement immediately if the other party materially breaches any provision of this Agreement, and the breaching party has not cured such breach within thirty (30) days of written notice of such breach.
     4. LIMITATION OF LIABILITY.
          4.1 Limitation of Liabilities. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES) BE LIABLE TO THE

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OTHER PARTY FOR SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS, BUSINESS, REVENUE, GOODWILL, OR ANTICIPATED SAVINGS, OR THIRD PARTY CLAIMS, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES OR CLAIMS OCCURRING.
          4.2 Limitation of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, UNDER NO CIRCUMSTANCES WILL THE TOTAL LIABILITY OF EITHER PARTY (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES), WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE, ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT EXCEED THE AMOUNT PAID OR PAYABLE BY TEKELEC TO CONSULTANT UNDER THIS AGREEMENT.
     5. INDEMNITY. Consultant agrees to defend and indemnify Tekelec and hold Tekelec harmless against all claims, lawsuits, liabilities, losses and damages, as a result of claims in any form by any third party, arising directly out of Consultant’s acts, omissions, representations, or misrepresentations that are grossly negligent or constitute willful misconduct in connection with Consultant’s provision of Services. Tekelec agrees to defend and indemnify Consultant and hold Consultant harmless against all claims, lawsuits, liabilities, losses, damages, costs and expenses (including reasonable attorney and expert witness fees) (collectively “Claims”) as a result of claims in any form by any third party, arising directly out of Tekelec’s acts, omissions, representations, or misrepresentations (including Consultant’s acts on behalf of Tekelec within the scope of the Agreement and at the direction of Tekelec that are not negligent, grossly negligent, or that constitute willful misconduct) in connection with Consultant’s provision of Services.
     6. INDEPENDENT CONTRACTOR. Consultant is not an agent or employee of Tekelec and is not authorized to act on behalf of Tekelec, or to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of Tekelec or to bind Tekelec in any manner. This is a contract for services and does not give rise to a contract of employment. This business relationship is not one of master and servant. Consultant is responsible for its own tax matters, tax reference number and annual accounts. Nothing contained herein shall be deemed or construed as creating a joint venture or partnership between Tekelec and Consultant. Further, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever (including, without limitation, upon any customer), and nothing set forth in this Agreement shall be construed so as to confer upon any third party or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever.
     7. MISCELLANEOUS.
          7.1 Notices. All notices or communications required or permitted hereunder shall be in writing:

If to Tekelec:	Tekelec Attention: General Counsel 5200 Paramount Parkway Morrisville, NC 27560 USA Fax: (919) 388-1416

If to Consultant:	Frank Plastina 306 Pond Bluff Way Cary, NC 27513

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          7.2 Taxes. Consultant is solely responsible for paying when due all federal, state, and local income, withholding and other taxes payable or incurred as a result of the compensation paid by Tekelec to Consultant under this Agreement.
          7.3 Legal Advice and Construction of Agreement. Both parties hereto have received independent legal advice with respect to, and neither has relied upon the other (or its advisors) in, entering into this Agreement.
          7.4 Entire Agreement. This Agreement constitutes the entire understanding and agreement between Tekelec and Consultant and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof.
          7.5 Amendment and Waiver. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written agreement executed by an authorized representative of both parties hereto. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.
          7.6 Governing Law; Venue. This Agreement and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the state of North Carolina without regard to its rules on choice of law. Any action or proceeding arising out of, relating to or concerning this Agreement shall be filed in the state courts of Wake County, North Carolina or in the U.S. District Court for the Eastern District of North Carolina. The parties hereby waive the right to object to such location on the basis of venue.
          7.7 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, Consultant shall comply with all applicable international, national, state, regional and local laws and regulations.
          7.8 Force Majeure. Neither party hereto shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service resulting directly or indirectly from any occurrence beyond such party’s reasonable control and not caused by the negligence of the non-performing party, including without limitation, acts of God, acts or orders of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, shortages of labor or materials, fires, floods, earthquakes, epidemics, other natural catastrophes, transportation contingencies, or shipper or supplier delay (a “Force Majeure Event”), provided that the non-performing party gives prompt notice of such Force Majeure Event to the other party and uses all commercially reasonable efforts to minimize the consequences of such Force Majeure Event, and further provided that, in the event any such delay, failure in performance or interruption of service continues for a period of thirty (30) days, the party other than the non-performing party shall be entitled to terminate this Agreement upon written notice to the non-performing party.
          7.9 Successors and Assigns. Neither party shall assign or transfer this Agreement or any interest herein (including, without limitation, rights and duties of performance) and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the other party., Any prohibited assignment or attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective lawful successors and permitted assigns.

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          7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument and each party intends that a facsimile of its signature printed by a receiving fax machine or electronically scanned and transmitted shall be regarded as an original signature.
          7.11 Severability. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

TEKELEC

By:	/s/ Krish A. Prabhu

Name: Krish Prabhu
Title: President & CEO
Date: January 4, 2011

CONSULTANT

By:	/s/ Frank Plastina

Name: Frank Plastina
Title:

Date: January 4, 2011

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